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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-78125 and 333-81801) pertaining to the Republic Services 401(k) Plan of our report dated June 25, 2002, with respect to the financial statements and schedules of the Republic Services 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2001.




ERNST & YOUNG LLP

Fort Lauderdale, Florida
June 25, 2002